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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements No. 333-01951, 033-60051, 033-58329 and 033-58321 on Form S-8 of our report dated
December 30, 1996, with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation and subsidiaries included in the Form 10-K for the fiscal year ended September 30, 1996.


Philadelphia, Pennsylvania
December 30, 1996